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                                                                    Exhibit 99.5

                                  INSTRUCTIONS

            Instructions to Registered Holder and/or DTC Participant
                              from Beneficial Owner
                                       of
                                  Fiserv, Inc.
                                4% Notes due 2008

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           THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY
           TIME, ON             , 2003, UNLESS THE OFFER IS EXTENDED.
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To Registered Holder and/or Depository Trust Company Participant:

     The undersigned hereby acknowledges receipt of the Prospectus dated
          , 2003 (the "Prospectus") of Fiserv, Inc., a Wisconsin corporation
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(the "Company"), and the accompanying Letter of Transmittal (the "Letter of
Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 4% Notes due 2008 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding unregistered 4% Notes due 2008 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amount):

                $           of the outstanding 4% Notes due 2008.
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     With respect to the Exchange Offer, the undersigned hereby instructs you
(check appropriate box):

[ ] TO TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if less than all):

                $           of the outstanding 4% Notes due 2008.
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[ ]  NOT TO TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company, (ii) any New Notes to be received by the undersigned are being acquired in the ordinary course of its business, and (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of New Notes to be received in the Exchange Offer. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired

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by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                    SIGN HERE

Name of Beneficial Owner(s)
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Signature(s)
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Name(s) (please print)
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Address
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Telephone Number
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Taxpayer Identification or Social Security No.
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Date
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